CONSULTING AGREEMENT

             This Agreement (this "Agreement") is executed as of March 15, 2003 (the "Effective Date"), by and between Home Solutions of America, Inc., a Delaware corporation (the "Company"), and Frank J. Fradella, an individual and resident of the State of Texas (the "Consultant").

WITNESSETH

            WHEREAS, the Consultant, having resigned from the positions of President and Chief Executive Officer of the Company, and the Company desire for the Consultant to perform certain consulting services for the Company; and

            WHEREAS, the Company and the Consultant desire to set forth the terms and conditions pursuant to which the Consultant will be engaged to perform such consulting services;

            NOW, THEREFORE, for and in consideration of the foregoing premises and of the mutual covenants and undertakings contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

 PERFORMANCE OF THE SERVICES

            1.01     Engagement and Duties.  The Company and the Consultant hereby agree that during the Term (defined below), the Consultant shall provide consulting services to the Company in the nature of the identification and due diligence review of acquisition candidates (the "Services").  During the term of this Agreement, the Consultant shall report to the Chief Executive Officer of the Company.

            1.02     Term.  This Agreement shall continue and be in effect from the Effective Date until the three-year anniversary of the Effective Date, or until earlier terminated by either the Consultant or the Company in accordance with Article II of this Agreement (the "Term").

           1.03     Consideration.  In consideration for performance of the Services, the Consultant shall be paid a fee of $10,000 per month during the Term, payable on the last day of the month for such month.  The first such payment shall be due on April 1, 2003.

            1.04     Benefits.  For the duration of the Term, the Consultant and his dependents (if applicable), will be permitted to participate in such health insurance, disability income insurance, and other employee benefit plans of the Company, which may be in effect from time to time to the extent the Consultant and his dependents are eligible for participation under the terms of such plans.  In addition, each month during the Term the Consultant shall receive a company-owned vehicle or a vehicle allowance of $1,000, payable on the last day of the month for such month.

1.05     Expenses.  During the term of this Agreement, the Consultant shall be entitled to reimbursement of all reasonable business expenses incurred by the Consultant on behalf of the Company or in furtherance of his provision of the Services; provided, however, that the Consultant must obtain the prior approval of the Chief Executive Officer of the Company before incurring any individual expense exceeding $1,000, or aggregate expenses during any one month of the Term of more than $2,000.

1.06     Independent Contractor Status.  The Company and the Consultant hereby agree that the Company is retaining the Consultant in the capacity of an independent contractor and not as an employee or agent of the Company. The Company and the Consultant further agree that nothing in this Agreement shall create, or shall be construed as creating, any form of partnership, joint venture, employer-employee relationship, or other affiliation that would operate to permit the Consultant to bind the Company with respect to any matter or would cause the Company to be liable for any action of the Consultant, and each party hereto agrees that it will not represent to any third party that the Consultant's engagement by the Company hereunder is in any capacity other than as an independent contractor.

1.07    Taxes and Withholding.  The Consultant hereby acknowledges and agrees that, as an independent contractor, she is legally required to determine and pay his own estimated federal income taxes, FICA (including FICA-matching), and all applicable federal and state payroll, excise, workman's compensation, and other withholdings. The Consultant further acknowledges that the Company is legally obligated, and shall endeavor to issue timely, a yearly Form 1099 to the Consultant, and a Form 1096 to the Internal Revenue Service, reporting the full amount of fees paid to the Consultant during the reporting period.

ARTICLE II

TERMINATION

            2.01      Termination For Cause.  The Company may terminate the Consultant's engagement hereunder for Cause (as defined below). For purposes of this Agreement, "Cause" shall mean any of the following:  (i) any act of personal dishonesty, fraud or misrepresentation by the Consultant that was intended to result in gain or personal enrichment of the Consultant at the expense of the Company; (ii) the Consultant's violation of a federal or state law or regulation applicable to the Company's business which violation was or is reasonably likely to be injurious to the Company; or (iii) the Consultant's conviction of, or a plea of nolo contendere or its equivalent to, a felony under the laws of the United States or any State.

            2.02      Other Termination Events.  In addition to the Company's termination rights set forth in Section 2.01 of this Agreement, the parties may mutually agree to terminate this Agreement effective at such time as agreed upon in writing.

ARTICLE III

CONFIDENTIALITY

            Other than such actions as are required in discharging his obligations under this Agreement in the ordinary course of business, the Consultant and his Affiliates (defined below) hereby agree that they will not, either during the Term or at any time following the termination hereof for any reason, do or cause to have done any of the following:  (i) use for their own purposes, disclose to any Person (defined below), or use for or on behalf of another Person, other than pursuant to a final judicial order, any Confidential Information of the Company, provided, that in the event of possible disclosure by judicial order, the Consultant shall provide the Company with sufficient notice (meaning enough notice to allow the Company to move for a protective order or stay of disclosure) of such proceedings at which a determination shall be made concerning disclosure of the Confidential Information; or (ii) disparage the Company, any officer or employee of the Company, any Affiliate of any of the foregoing, or any business practice employed by the Company or any officer, employee, or Affiliate thereof. For purposes of this Article III, "Confidential Information" of the Company shall mean all information relating to or arising out of the business of the Company or any of its affiliates, including without limitation, all financial and accounting information, information about proposed acquisition candidates, customer lists and data, personnel records, pricing information, technical information, trade secrets, and sales/marketing information, obtained by or furnished, disclosed, or disseminated to the Company, or any of its Affiliates, or obtained, assembled, or complied by it, and all physical embodiments of the foregoing, all of which are hereby agreed to be confidential, but the Consultant shall not be required to treat as Confidential Information any of the foregoing to the extent such information is or becomes publicly known through no fault or breach of this Agreement or other duty by the Consultant. For purposes of this Agreement, the term "Affiliate" shall mean any Person in which the Consultant has an equity interest equal to 5% or more of the outstanding equity interests of such Person, or any Person that employs or retains the services of the Consultant or is involved in any form of joint venture with the Consultant. For purposes of this Agreement, the term "Person" shall mean any individual, corporation, Company, limited liability Company, partnership, trust, estate, or other entity.

ARTICLE IV

RELEASE

            4.01     Release by the Company.  In consideration for the execution of, and the covenants contained within, this Agreement, the Company, together with any person or entity claiming through the Company, hereby releases, acquits, and forever discharges the Consultant, and his heirs, assigns, devisees, legatees, executors, attorneys, and representatives (such persons and entities being hereinafter referred to as a "Consultant Released Party"), from any and all debts, claims, obligations (excluding the obligations of the Consultant under any stock option agreement, restricted stock purchase agreement, or registration rights agreement with the Company that are in effect as of the date hereof), liabilities, demands, damages, actions, or causes of every nature and kind whatsoever, monetary or otherwise, whether known or unknown, in law or inequity, now existing or arising in the future, for, in connection with, attributable to, or arising out of any action, omission, occurrence, event, or dealings, directly or indirectly, with, between, or among the parties hereto and/or any Consultant Released Party prior to the date of this Agreement.

            4.02     Release by the Consultant.  In consideration for the execution of, and the covenants contained within, this Agreement, the Consultant, together with any person or entity claiming through the Consultant, hereby releases, acquits, and forever discharges the Company and its subsidiaries, and any predecessors or successors in interest thereof, its officers, directors, stockholders, employees, agents, attorneys, and representatives (such persons and entities being hereinafter referred to as a "Company Released Party"), from any and all debts, claims, obligations (excluding the obligations of the Company under any stock option agreement, restricted stock purchase agreement, or registration rights agreement with the Consultant that are in effect as of the date hereof), liabilities, demands, damages, actions, or causes of every nature and kind whatsoever, monetary or otherwise, whether known or unknown, in law or inequity, now existing or arising in the future, for, in connection with, attributable to, or arising out of any action, omission, occurrence, event, or dealings, directly or indirectly, with, between, or among the parties hereto and/or any Company Released Party prior to the date of this Agreement.

            4.03     Covenant Not to Sue.  Each party, by executing this Agreement, hereby covenants that she or it will not bring any action or proceeding, or cause any entity owned, affiliated, or controlled by him or it to bring any action or proceeding, or assist in the prosecution of any action or proceeding by any person purporting to claim through her or it in any court or tribunal seeking any kind of relief, either monetary or equitable, with respect to any claim released herein.

ARTICLE V

 MISCELLANEOUS

            5.01      Further AssurancesEach party hereto, without further consideration, shall, at the reasonable request of any other party hereto after the consummation of the transactions contemplated by the Agreement, execute and deliver any instruments of conveyance, assignment, transfer, assumption, or other instrument or document and take such other actions, as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

            5.02     Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either of the parties hereto would not be materially and adversely affected thereby, (a) such provisions shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provisions had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

5.03     Number and Gender of Words.  Any references herein to the masculine gender, or to the masculine form of any noun, adjective, or possessive, shall be construed to include the feminine or neuter gender and form, and vice versa. Additionally, whenever used herein, the singular number shall include the plural, and the plural number shall include the singular.

5.04     Headings.  The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

5.05     GOVERNING LAW; VENUE.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CHOICE OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE. VENUE FOR ANY ACTION BROUGHT HEREUNDER SHALL BE PROPER EXCLUSIVELY IN HARRIS COUNTY, TEXAS.

5.06     Legal Remedies; Specific Performance.  The parties to this Agreement understand and agree that it will be impossible to measure in money the damages that may accrue to a party to this Agreement or to its heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations set forth in this Agreement, and that any such money damages would be an insufficient remedy for such failure of performance. Therefore, each party hereto hereby consents to be subject to the remedy of specific performance of any provision of this Agreement if such party shall have been found to be in violation of such provision by any court of competent jurisdiction. If any party or its heirs, personal representatives, or assigns institute any action or proceeding to specifically enforce the provisions of this Agreement, any person against whom such action or proceeding is brought hereby waives the claim or defense in such action or proceeding that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding a claim or defense that such remedy at law exists.

            5.07      Court Costs and Attorneys' Fees.  If any action at law or in equity, including an action for declaratory relief or an action brought under Section 4.06 hereof, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

            5.08     Inurement.  Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of, and shall be binding on, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

            5.09     Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by first class U.S. mail or facsimile transmission, or delivered by hand or by overnight or similar delivery service, fees prepaid, to the party to whom it is to be given at the address of such party set forth below or to such other address for notice as such party shall provide in accordance with the terms of this section. Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received three business days after the time of certification thereof (or comparable act), in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

If to the Company:	Home Solutions of America, Inc.
11850 Jones Road
Houston, Texas 77070
Facsimile: (281) 970-9854

If to the Consultant:	Frank J. Fradella

Facsimile: (281)

5.10     Waivers.  No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

5.11     Amendment.  This Agreement may be amended only by the unanimous written consent of the parties hereto.

5.12     Entire Agreement.  This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

5.13     Construction of Agreement.  Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

5.14     Execution.  Each party to this Agreement hereby represents and warrants to the other parties hereto that such party has full power and capacity to execute, deliver, and perform this Agreement, which has been duly executed and delivered by, and which evidences the valid and binding obligation of, such party enforceable in accordance with its terms subject to applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditor's right's from time to time in effect and to general principles of equity.

5.15     Multiple Counterparts.  This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands as of the Effective Date.

                                                                   THE COMPANY:

                                                                   HOME SOLUTIONS OF AMERICA, INC.

                                                                   By:
                                                                             R. Andrew White
                                                                             Chief Executive Officer

                                                                   THE CONSULTANT:

                                                                    ____________________________________
                                                                    Frank J. Fradella